AGREEMENT
                           AND PLAN OF REORGANIZATION

         THIS AGREEMENT, made this 17th day of September, 1996, among William J. Valenziano (hereinafter referred to as "Seller"), J. Jake, Inc., a corporation organized under the laws of the State of Louisiana (hereinafter "Jake" or "The Company") and PLANET ENTERTAINMENT CORPORATION, or assigns, (hereinafter referred to as "Purchaser" or "Planet").

         WHEREAS, Purchaser wishes to acquire all of the shares of the Common Stock of Jake from Seller in exchange for the issuance of TWO MILLION (2,000,000) restricted Common Stock of Planet; and

         WHEREAS the Seller is the sole owners of all the outstanding stock of Jake; and

         WHEREAS Jake is the owner of certain rights to a Catalogue of master recordings and a recording studio; and

         WHEREAS the parties hereby wish to adopt a plan of reorganization pursuant to 368 (a)(1)(C) of the Internal Revenue Code of 1986 as amended

         NOW THEREFORE, in consideration of the mutual promises and covenants hereinafter contained, the parties hereto agree as follows:

         SECTION 1. (a) In consideration for the delivery of TWO MILLION (2,000,000) restricted common stock of Planet, and tacit adoption of its business plan, Seller hereby agrees to sell and deliver to Purchaser, and Purchaser

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         hereby agrees to buy from Seller, at closing all of the common stock of
Jake (such shares hereinafter referred to as the "Stock").

         (b) The closing for the purchase and sale of the Stock shall take place at the offices of Frohling, Hudak & McCarthy, P.C., 425 Eagle Rock Avenue, Roseland, New Jersey, on September 20, 1996 (the "Closing Date"). Said date may be extended upon the mutual agreement of the parties but not later than September 30, 1996.

         (c) On the Closing Date, Seller shall deliver to the Purchaser certificates for Stock, duly endorsed for transfer. Seller shall cause new certificates of stock of Jake to be issued to the Purchaser for such shares of Jake Common Stock in the name of the Purchaser, provided the Purchaser has performed its obligations under Section 3 hereof.

         SECTION 2. Seller and Jake hereby represent and warrant to Purchaser that on the date hereof and as of the Closing Date:

         (a) Jake is a corporation duly organized and in good standing under the laws of the State of Louisiana, and which will have duly authorized all of the capital stock which have been and will be validly issued, fully paid and nonassessable as of the date of closing. The shares of Jake Stock to be sold to the Purchaser, will be free and clear of any and all security interests, pledges, claims, liens, equities or encumbrances whatsoever and, upon the consummation of the transactions herein contemplated, Purchaser will have acquired the Stock and good and marketable title thereto shall have been vested in Purchaser, free and clear of any and all claims, liens, security interests, pledges, equities or

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encumbrances.

         (b) There are no outstanding rights, options, warrants, contracts, commitments or demands of any character which would require issuance (or transfer out of the treasury) by Jake of any shares of Jake Common Stock.

         (c) Other than as would be provided in this Agreement, no holder of the outstanding shares of Common Stock of Jake or any creditor of Jake or any other person has any present right to compel the issuance by Jake of any shares of Common Stock or rights, warrants or options to purchase Common Stock or evidence of indebtedness of Jake.

         (d) All tax returns, Federal, State and local, required to be filed by Jake will have been filed as of the closing date. Such returns will be true and correct based on the information reasonably available to Planet and all taxes (including penalties or interest) imposed by any government or other taxing authority in respect to income or with respect to the operation or ownership of property by Jake up to and including the date hereof have been paid in full by Jake. No taxing agency or authority is engaged in any audit or examination of Jake and any deficiencies which have been brought to the attention of Jake resulting from any audits of its tax returns have been paid in full prior to the date of this Agreement.

         (e) Other than this Agreement, Jake is not a party to any lease or agreement whatsoever or liabilities of any nature.

Promptly after the date hereof, Seller will cause Jake to deliver to Purchaser true and correct copies of the Articles of Incorporation, Minutes, Corporate Seal and Corporate By-laws, and all amendments thereto, of Jake.

         (f) There are no lawsuits, proceedings, judgments or orders pending or threatened against Jake or any of its respective officers or directors in their official capacities as officers or directors of Jake before any court or governmental agency or body, foreign or domestic, or before any arbitration tribunal, and to the knowledge of counsel for Jake there is no governmental investigation relating to Jake or pending legislation or governmental regulation which would materially adversely affect the business of Jake.

         (g) All corporate action required to be taken by Seller or Jake to authorize it to sell, convey, transfer and deliver the Stock of Jake to Purchaser has been taken or will be taken as of the date of closing. Seller has full power and authority to sell and deliver the Stock and to execute and perform this Agreement. The execution and performance of this Agreement and the sale and delivery of the Stock of Jake will not violate any provision of law or any contract or agreement by which Jake is bound. This Agreement has been duly executed and delivered by Jake and constitutes the valid and legally binding obligation of Seller enforceable in accordance with its terms. No approval or authorization of, or filing with any Federal, State or municipal or other governmental commission, board or agency is required in connection with the sale, conveyance, transfer and delivery of the Stock.

         (h) Jake has one stockholder holding approximately one hundred percent of Jake's Common Stock.

         (i) Jake has delivered to Purchaser a true and complete list, as of the date of this Agreement, certified by Jake's Secretary, showing the names of Jake's directors and officers.

         (j) Purchasers will receive at closing a Certificate verifying that Seller is the sole shareholder of Jake.

         (k) No action or proceeding has been instituted by or before any court or other governmental body, nor has such action or proceeding been threatened, to restrict, prohibit or invalidate the transactions contemplated by this Agreement or otherwise affect the rights of any party to the Agreement.

         (l) All actions, proceedings, instruments and documents required to carry out this Agreement and all other related legal matters have been approved by counsel for Purchaser.

         (m) All securities issued by Jake were issued pursuant to a registration statement or applicable exemption issued in compliance with applicable state and federal securities laws or pursuant to an applicable exemption from registration.

         (n) Jake and/or Seller have marketable title to all master recordings owned by Jake and/or Seller, free and clear of all licenses, restrictions and claims for same.

         (o) All equipment, furniture and inventory of Jake is free

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and clear of all liens and encumbrances.

         SECTION 3. Purchaser, knowing that Seller is relying on the following, hereby represents and warrants to Jake that:

         (a) The execution and performance of this Agreement will not violate any provision of law applicable to Purchaser or any contract or agreement by which Purchaser is bound. This Agreement constitutes a legally valid and binding obligation of Purchaser enforceable in accordance with its terms.

         (b) The Purchaser has had access to all material documentation with respect to Jake that it has requested, and that it has had the opportunity to ask questions of and has received answers from the chief executive officer and the attorneys for Jake respecting any such information, and that Purchaser is an "accredited investor" as that term is defined under applicable securities laws, rules and regulations.

         (c) After closing, Purchaser will conduct the business of Jake in accordance with its reasonably prudent business judgment so as to attempt to make Jake a successful and profitable business.

         SECTION 4. (a) From the date hereof, Seller shall cause Jake to allow Purchaser, its attorneys, employees, representatives, and accountants free access at all reasonable times during customary business hours to the records, files, and correspondence of Jake as well as to all information relating or otherwise pertaining to Jake.

         (b) Seller and Jake will use their respective best efforts to assure that all of its representations and warranties contained herein are true in all material respects as of the date of Closing as if repeated at and as of such time, and that no material breach or default occurs with respect to any of its covenants contained herein that have not been cured by the Closing Date.

         SECTION 5. The obligation of Purchaser to complete the closing is subject to the fulfillment, on the Closing Date or within seven (7) days of the Closing Date of each of the following conditions any one or more of which may be waived by Purchaser:

         (a) Jake's representations and warranties contained in this Agreement shall be true and correct in all material respects at the Closing Date as if made at the Closing and as of the Closing Date.

         (b) All covenants and agreements to be performed hereunder by Jake and all matters contemplated herein to be performed by Jake at or prior to the closing shall have been performed in all material respects.

         (c) Purchaser shall have received a certificate of Jake dated as of the Closing Date, signed by the President of Jake annexed hereto as Exhibit C, to the effect the matters set forth in Subsections 5(a), and 5(b), are true and correct.

         (d) There shall have been obtained from the appropriate federal, state, municipal, or other governmental or administrative bodies or courts all such approvals, certificates, clearances, or consents, if any, as may be required to permit the change of ownership of the shares herein provided for.

         (e) Jake shall deliver to Purchaser the favorable opinion of PACKARD E. PHILLIPS, Esq. in form, scope and substance satisfactory to Purchaser's counsel dated as of the Closing or appropriate Date, that Jake is a Corporation in good standing and the stock certificates issued as stated in Subsection 2(a) are authorized acts of the Company; that the representations and warranties of Subsections 2(a), (b), (c), (e), (f), and (g), are true; and that such counsel does not know or have any reasonable grounds to know of any litigation proceeding or governmental investigation pending or threatened against or relating to Jake, its property or business.

         (f) The receipt of an report from an independent recognized appraiser establishing a value or not less than $750,000 on or before DECEMBER 31, 1996 for the recording studio.

         (g) The receipt of an Opinion of Counsel for Jake, acceptable in form and substance to counsel for the Company confirming that Jake has marketable title to the subject master recordings, equipment, furnishings and inventory free and clear of all liens, licenses and encumbrances on or before DECEMBER 31, 1996.

         (h) All shares of Planet issuable to Jake under this agreement, shall be held in escrow pursuant to an Escrow Agreement substantially in form of sale agreements attached hereto as Exhibit "B" hereto. Said shares held in escrow will be released to Jake, or its designee, only after all the conditions of this
Section 5 are satisfied and confirmed in writing by all parties to this agreement.

         SECTION 6. The obligations of Sellers to complete the closing is subject to the fulfillment, prior to or on the Closing Date, of each of the following conditions, any one or more of which may be waived by Seller:

         (a) Purchaser's representations and warranties contained in this Agreement shall be true and correct in all material respects at the Closing Date as if made at the Closing and Date.

         (b)  All  covenants  and  agreements  to  be  performed   hereunder  by
Purchasers at or prior to the Closing shall have been performed in all material respects.

         (c) Seller shall have received a Certificate of Purchaser dated as of the Closing Date _____ _____ affect that the matters set forth in Subsection 6 (and ____ have been satisfied).

         (d) No action or proceeding shall have been instituted or threatened for the purpose or with the probable effect of enjoining or preventing the consummation of this Agreement.

         SECTION 7. Seller and Jake hereby agree to indemnify, save and hold harmless Purchaser and its successors and assigns, of and from any damage, liability, claim, loss or deficiency (including, without limitation reasonable attorney's fees and expenses incident to a suit, action or proceedings provided Seller and Jake have been given notice and an opportunity to defend any matter arising out of or resulting from any damage, liability, claim, loss or deficiency, in connection with the terms of this Agreement and will pay to Purchaser and its successors and assigns, or thirty (30) days notice, the full amount of any and all sums which Purchaser or any successor or assigns may pay or become obligated to pay on account of (I) any material inaccuracies in any representations or the breach of any covenant or warranty made by Seller or Jake hereunder, (ii) any material failure of Seller or Jake to duly perform or observe any ______covenant, agreement or condition hereunder as _____ ______ performed or observed.

         SECTION 8.  Purchaser  hereby  agrees to  indemnify  and hold  harmless
Seller and Jake at all times after the date of this Agreement, provided Purchaser has been given notice and an opportunity to defend any matter against and in respect of (a) any damage or deficiency resulting from any misrepresentation, breach of warranty, or nonfulfillment of any agreement on the part of Purchaser under this Agreement, or from any misrepresentation of or omission from any certificate or other instrument furnished or to be furnished to Purchaser hereunder and (b) all actions, suits, proceedings, demands, assessments, judgments, costs and expenses incident to any of the foregoing. Purchaser shall reimburse Seller and Jake on thirty (30) days _______________ any payment made by Seller or Jake at any time after the closing in respect of any liability or claim to which the foregoing indemnity relates.

         SECTION 9. Purchaser hereby represents that it is acquiring the Jake Common Stock hereunder for investment purposes only with no present intention of reselling or otherwise distributing same, except in compliance with the registration requirements under the Act or an exemption therefrom.

         SECTION 10. At the Closing, Selling shall deliver to Purchaser, free and clear of all encumbrances, certificates for the shares sold by Seller in negotiable form, with all requisite stock transfer stamps attached, and Purchaser, subject to the terms and conditions hereof, shall deliver to Seller, shares of Common Stock of Purchaser constituting the purchase price.

         SECTION 11. All notices hereunder shall be in writing and will be deemed to have been given if delivered personally or mailed by registered or certified mail, return receipt requested, postage prepaid, addressed as respectively indicated below or by a notice hereunder.

         (a) if addressed to Seller:
                                      Joseph W. Valenziano
                                      757 St. Charles,  Suite 205
                                      New Orleans, LA 70130


         (b) if addressed to Jake:

                                      same

         (c) If addressed to Purchaser:

                                      Joseph Venneri, President
                                      222 Highway 35 South
                                      Middletown, New Jersey

cc:      Frohling, Hudak & McCarthy, P.C.
         425 Eagle Rock Avenue
         Suite 200
         Roseland, New Jersey  07068

         SECTION 12. Neither this Agreement nor any provisions, hereof may be modified, changed, discharged or terminated except by instrument in writing signed by the parties hereto.

         SECTION 13. All representations, warranties and agreement contained herein shall survive the execution of this Agreement and the delivery of the Common Stock to be purchased by Purchaser pursuant hereto. All statements contained in any certificate or other instrument delivered by Jake or Purchaser pursuant to this Agreement or in connection with the transactions contemplated by this Agreement shall constitute representations and warranties by Seller or Purchaser respectively under this Agreement.

         SECTION 14. This Agreement may be executed in several counterparts in person or by fax, and each executed copy will constitute an original instrument but such counterparts shall together constitute but one and the same instrument.

         SECTION 15. This Agreement will be deemed to be a contract made under the laws of the State of New Jersey.

         SECTION 16. All the terms, warranties, representations and provisions hereof will be binding upon and inure to the benefit of and be enforceable by and against the respective legal representatives, successors and assigns of the parties hereto.

         SECTION 17. The parties reserve the right to amend this agreement to include a subsidiary or affiliate of Purchaser formed specifically to affect the Purchase of Common Stock contemplated by this Agreement.

IN WITNESS THEREOF, the parties have executed this Agreement

                  SELLER:


ATTEST:                             JAKE CORPORATION

                                        /s/ Joseph W. Valenziano
-------------------------------     BY: -------------------------
         , Secretary                                , President


/s/ Sue Walea
-------------------------------
WITNESS


         PURCHASER:

Attest:                             PLANET ENTERTAINMENT CORPORATION

/s/ Wallace Giakas                  BY:  /s/ Joseph Venneri
-------------------------------        -----------------------------
                  , Secretary                            , President